No. 1094206
編號

CR

COMPANIES ORDINANCE
(CHAPTER 32)
香 港 法 例 第 32 章
公 司 條 例

CERTIFICATE OF INCORPORATION
公 司 註 冊 證 書

* * *

I hereby certify that
本人謹此證明

WALLIS DEVELOPMENT LIMITED
華特發展有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,
於本日在香港依據公司條例註冊成為

and that this company is limited.
有限公司。

Issued by the undersigned on 9 December 2006.
本證書於二〇〇六年十二月九日簽發。

Miss Nancy O. S. YAU
....
for Registrar of Companies
Hong Kong
香港公司註冊處處長
（公司註冊主任 邱愛琛 代行）